Exhibit 10.3

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of February 1, 2016 by and between Turtle Beach Corporation, a Nevada corporation (the “Corporation”) and SG VTB Holdings, a Delaware limited liability company (“Stripes”).

WHEREAS, Stripes desires to purchase from the Corporation, and the Corporation desires to sell and issue to Stripes, the Corporation’s common stock, $0.001 par value per share (“Common Stock”), having an aggregate purchase price equal to the Purchase Amount (as defined below), concurrently with the Corporation’s public offering of its Common Stock (the “Offering”) at a purchase price per share equal to the price per share of Common Stock sold to the public in the Offering (the “Offering Price”) (such Offering Price as set forth on the cover of the Final Prospectus Supplement (as defined below) to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424 of the Securities Act of 1933, as amended (the “Securities Act”)), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

Section 1. Purchase and Sale of the Common Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Corporation agrees to issue and sell to Stripes the number of shares of Common Stock (the “Stripes Shares”) equal to that whole number which, when multiplied by the Offering Price, is equal to (or as close as possible to, but no more than) up to $2,500,000 (the “Purchase Amount”); provided, however, that the Purchase Amount shall be no less than $50,000. The actual Purchase Amount will be agreed upon in writing by the parties (including via e-mail) concurrent with the pricing of the Offering. Stripes agrees to purchase from the Corporation at the Closing the Stripes Shares for an aggregate purchase price equal to the Purchase Amount multiplied by such number of shares free and clear from any lien or encumbrances.

Section 2. Closing. The closing of the sale and purchase of the Stripes Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures, or at such other location as may be agreed upon by the Corporation and Stripes, after the satisfaction or waiver of each of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the closing of the Offering on February 5, 2016, or such other date as agreed to in writing by the parties. At the Closing, the Corporation shall issue and deliver to Stripes or its designated affiliate a certificate for shares of Common Stock, registered in the name of Stripes (or, in the event the Common Stock is issued in an uncertificated form, such other evidence of ownership), in the amount representing the number of Stripes Shares, as determined pursuant to Section 1, against payment by Stripes or its designated affiliate to the Corporation of the Purchase Amount in the form of a wire transfer of immediately available funds to a bank account designated by the Corporation.

Section 3. Representations and Warranties of the Corporation. The Corporation represents and warrants to Stripes as follows:

3.1. Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted by it and to carry out the transactions contemplated by this Agreement. The Corporation is duly qualified as a foreign corporation and is in good standing in all such jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified would not materially and adversely affect the financial condition, results of operations, assets, liabilities business or prospects of the Corporation.

3.2. Authorization of this Agreement. The execution, delivery and performance by the Corporation of this Agreement have been duly authorized by all requisite corporate action. The Corporation has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)). The execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Stripes Shares, and compliance with the provisions hereof by the Corporation do not and will not, with or without the passage of time or the giving of notice or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation, the Articles of Incorporation of the Corporation, as amended, or the Bylaws of the Corporation, as amended (collectively, the “Organizational Documents”), or any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body.

3.3. Authorization of the Stripes Shares. The issuance, sale and delivery hereunder by the Corporation of the Stripes Shares have been duly authorized by all requisite corporate action of the Corporation, and when so issued, sold and delivered the Stripes Shares will be validly issued free and clear of all liens and encumbrances and outstanding, fully paid and non-assessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

3.4. No Governmental Consent or Approval Required. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Corporation for or in connection with the valid and lawful authorization, execution and delivery by the Corporation of this Agreement or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Stripes Shares, except exemptive filings under applicable securities laws, which are not required to be made until after the Closing and which shall be made on a timely basis.

3.5. SEC Reports; Disclosure. The Corporation has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a material adverse effect. As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Final Prospectus Supplement, (A) at the time of filing of the Final Prospectus Supplement pursuant to Rule 424(b) and (B) on the date of Closing, will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. For purposes of this Agreement, “Final Prospectus Supplement” means the prospectus supplement of the Corporation filed pursuant to Rule 424 under the Securities Act that discloses the public offering price, other information included pursuant to Rule 430A and other final terms of the Offering.

3.6. Non-Contravention. The Corporation is not in violation or default in any material respect of any provision of the Organizational Documents, or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Corporation, except for such violations or defaults of any federal or state statute, rule or regulation that could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Corporation’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Corporation or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Corporation, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Corporation’s financial condition, business or operations.

3.7. No Registration. Assuming the accuracy of the representations and warranties of Stripes in Section 4 herein, the issuance of Stripes Shares to Stripes is exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Section 4. Representations and Warranties of Stripes. Stripes represents and warrants to the Corporation as follows:

4.1. Purchase for Investment. Stripes is acquiring the Stripes Shares purchasable by it hereunder for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

4.2. Unregistered Securities; Legend. Stripes understands that the Stripes Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such rules and regulations thereunder, that the Stripes Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such state securities laws or a subsequent disposition thereof is exempt from registration, that the certificates for the Stripes Shares shall bear a legend as set forth in Section 12, and that appropriate stop transfer instructions may be issued. Stripes further understands that such exemption depends upon, among other things, the bona fide nature of Stripes’ investment intent expressed herein.

4.3. Status of Investor. Stripes has not been formed for the specific purpose of acquiring the Stripes Shares pursuant to this Agreement. Stripes understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Corporation that Stripes is an “accredited investor” for purposes of acquiring the Stripes Shares purchasable by it hereunder.

4.4. Knowledge and Experience; Economic Risk. Stripes has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Stripes is able to bear the economic risk of such investment, including a complete loss of the investment.

4.5. Access to Information. Stripes acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Corporation concerning the Corporation and its business and the transactions contemplated by this Agreement and to obtain any additional information which the Corporation possesses or can acquire that is necessary to verify the accuracy of the information regarding the Corporation herein set forth or otherwise desired in connection with Stripes’ purchase of the Stripes Shares purchasable by it hereunder.

4.6. Authorization of this Agreement. Stripes has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of Stripes, enforceable against Stripes in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

Section 5. Covenants of the Corporation

5.1. Stockholder Agreement; Registration Rights. The Corporation and Stripes acknowledge and agree that the Stripes Shares shall be “Registrable Securities” for purposes of that certain Stockholders Agreement, dated as of August 5, 2013, as amended as of July 10, 2014, by and among the Corporation, Stripes and the other stockholders of the Corporation party thereto (the “Stockholder Agreement”).

Section 6. Conditions Precedent to Closing by Stripes. The obligation of Stripes to purchase and pay for the Stripes Shares at the Closing is subject to satisfaction (or waiver by Stripes) of the following conditions precedent at or before the Closing:

6.1. Representations and Warranties Correct. Each of the representations and warranties of the Corporation contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Company’s failure to comply with such representation or warranty would not result in a material adverse effect shall be true and accurate in all respects as of the Closing.

6.2. Closing of Offering. The Offering shall have closed and the underwriters shall have purchased the number of shares set forth on the cover of the Final Prospectus Supplement at the Offering Price (less any underwriting discounts or commissions) on or before February 12, 2016.

6.3. NASDAQ Listing. The Common Stock subject to the Offering shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

6.4. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stripes Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Section 7. Conditions Precedent to Closing by the Corporation. The obligation of the Corporation to issue and sell the Stripes Shares being sold to Stripes at the Closing is subject to satisfaction (or waiver by the Corporation) of the condition precedent at or before the Closing that the representations and warranties made in Section 4 hereof by Stripes shall be true and correct in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

Section 8. Fees and Expenses. Each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel.

Section 9. Remedies. In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by the Corporation, Stripes may proceed to protect and enforce its rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement.

Section 10. Indemnification; Limitations on Liability. The Corporation shall indemnify, defend and hold Stripes harmless from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which would not have been incurred if (a) all of the representations and warranties of the Corporation in Section 3 of this Agreement had been true and correct when made and at the time of the Closing and (b) all of the covenants and agreements of the Corporation in this Agreement had been duly and timely complied with and performed; provided, however, that the aggregate liability of the Corporation to Stripes under this Section 10 shall not exceed the Purchase Amount.

Section 11. Survival of Representations, Warranties and Agreements. The covenants, representations and warranties of the parties contained herein shall survive the Closing. Each of the parties may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person.

Section 12. Legend. It is understood that the certificates evidencing the Stripes shares may bear the following legend (or substantially similar legends):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF AUGUST 5, 2013, AMONG THE ISSUER OF SUCH SECURITIES AND

THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH STOCKHOLDER AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF TURTLE BEACH CORPORATION.

Section 13. Entire Agreement; Effect on Prior Documents. This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

Section 14. Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (“Notices”) that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, which shall include email communication, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile, email communication or hand delivery if transmission or delivery occurs on a business day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-business day or after such time, the first business day thereafter, or the first business day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

(a)	if to the Corporation, to:

Turtle Beach Corporation

12220 Scripts Summit Drive, Suite 100

San Diego, California 92131

Attn: Juergen Stark, Chief Executive Officer

(b)	if to Stripes, to:

SG VTB Holdings, LLC

402 West 13th Street

New York, New York 10014

Attn: Kenneth A. Fox

with a copy to:

Dechert LLP

1900 K Street, N.W.

Washington, District of Columbia 20006

Attn: Tony Chan, Esq.

Fax: (202) 261-3333

Section 15. Amendments; Waivers. This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of the Corporation and Stripes.

Section 16. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

Section 17. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 18. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

Section 19. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York without regard to its principles of conflicts of laws.

Section 20. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the successors and assigns of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder named in a certificate evidencing Stripes Shares transferred to such holder by Stripes or its permitted transferees, and (except as aforesaid) its legal representatives, successors and assigns.

Section 21. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22. Termination. This Agreement shall automatically terminate and be of no further effect if the Offering has not closed on or before February 12, 2016. The provisions of Sections 8, 13 through 15, and 17 through 21 shall survive any termination hereof pursuant to this Section 22.

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IN WITNESS WHEREOF, the undersigned have executed this Common Stock Purchase Agreement as of the day and year first written above.

TURTLE BEACH CORPORATION

By:	/s/ Juergen Stark
Name: Juergen Stark
Title : Chief Executive Officer & President

SG VTB HOLDINGS, LLC

By:	/s/ Kenneth Fox
Name: Kenneth Fox
Title: Managing Member

[Signature Page to Common Stock Purchase Agreement]